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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                 August 20, 1998


                              VISION-SCIENCES, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                        0-20970                     13-3430173
   --------                        -------                     ----------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)


           9 Strathmore Road, Natick, Massachusetts            01760
           ----------------------------------------            -----
           (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (508) 650-9971


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets


         On August 20, 1998, pursuant to an Investment Agreement, dated August 6, 1998 between Vision-Sciences, Inc., (the "Company") and 3DV Systems, Ltd., a privately-held Israeli company ("3DV"), (the "Agreement") the Company purchased 338,099 shares of common stock of 3DV (the "Shares"), for a purchase price of $3 million in cash, $500,000 of which the Company had previously advanced to 3DV in May 1998. The Company funded the purchase price from proceeds received from Asahi Optical Co., Ltd., (Asahi Kogaku Kogyo Kabushiki Kaisha), a Japanese corporation ("Asahi"), in exchange for 2,000,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and certain rights pursuant to the License Agreement between the Company and Asahi described below. The Shares were previously unissued shares of common stock of 3DV and, after the closing of the transaction, represent 25% of the fully diluted share capital of 3DV. Prior to the investment by the Company, 3DV was a subsidiary of RDC
Rafael Development Corporation Ltd. ("RDC"), an Israeli company.

         Pursuant to the Agreement, the Company also issued 500,000 shares of its Common Stock to RDC in exchange for certain rights. These rights include an option to purchase all of the remaining shares of capital stock of 3DV owned by RDC, which represent 62.85% of the fully-diluted share capital of 3DV, at the then fair market value of such shares.

         In addition, RDC has the right to require the Company to purchase up to the remaining 75% of the fully-diluted share capital of 3DV, including 12.15% that would be owned by employees of 3DV, at the then fair market value of such shares. Two of the Company's directors, Mr. Katsumi Oneda and Mr. Lewis C. Pell, have been appointed to the Board of Directors of 3DV.

         The terms of the Agreement were determined on the basis of arms'-length negotiations. Prior to the execution of the Agreement, neither the Company nor any of its affiliates had any material relationship with either 3DV or RDC.

         In connection with these transactions with 3DV and RDC, the Company also entered into a License and Manufacturing Agreement (the "L&M Agreement") with 3DV, dated August 6, 1998, pursuant to which the Company obtained exclusive, worldwide, perpetual and royalty-free rights to commercially exploit products in certain fields of use that incorporate, or use, component parts embodying technology developed by 3DV. The L&M Agreement allows the Company to sublicense certain of these rights to approved assigns. Asahi, which manufactures and markets a wide variety of cameras, medical endoscopes and industrial imaging systems worldwide under the brand name Pentax, is the sole approved assign under the L&M Agreement, and the Company has sublicensed certain of its rights under the L&M Agreement to Asahi pursuant to the License Agreement described below.


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         On August 6, 1998, the Company executed a Memorandum of
Understanding (the "MOU") with Imagineering, Ltd., pursuant to which the Company will acquire exclusive rights to research to be performed in association with certain innovations as described in the MOU (the "Innovations") that are designed to improve the performance of CMOS-based Image Sensors. The MOU grants the Company exclusive rights to any resulting patent applications and patent rights that result from such research. A consultant to Imagineering, Ltd. will perform the research, and the Company plans to grant the consultant a nonstatutory stock option for 1,000,000 shares of the Company's Common Stock, which will vest 100% upon the delivery of the Innovations. In addition, the Company will fund the cost of the research by Imagineering, Ltd., initially for a period of one year. The terms of the MOU were determined on the basis of arms'-length negotiations. Prior to the execution of the MOU, neither the Company nor any of its affiliates had any material relationship with Imagineering, Ltd. or the consultant.

         The Company also executed a License Agreement (the "License") with Asahi, dated August 6, 1998, pursuant to which the Company granted Asahi exclusive rights, as an approved assign under the L&M Agreement, to certain technology in certain fields and to acquire from the Company and 3DV certain products having application in those fields. Notwithstanding the License, the Company has reserved the right to use the technology licensed to Asahi in products bearing the Company's own trademarks within certain fields of use. In addition, the License grants Asahi a worldwide, perpetual, royalty-free license to patentable and non-patentable technology relating to the utilization or application of CMOS-based Image Sensors, as researched or developed by the Company, pursuant to the MOU with Imagineering, Ltd. On August 17, 1998, Asahi paid the Company $5 million in cash in exchange for the rights described above in the License Agreement and the issuance by the Company to Asahi of 2,000,000 shares of Common Stock. The terms of the License Agreement were determined on the basis of arms'-length negotiations. Prior to the execution of the License Agreement, neither the Company nor any of its affiliates had any material relationship with Asahi.

         3DV Systems Ltd. was established in 1996, and has developed a new concept of a three-dimensional (3D) video camera, based on unique technology. The acquisition and manipulation of three-dimensional images provides solutions for needs that include: medical imaging applications; concept and feasibility studies; broadcast studio applications; architectural applications; courtroom visualization; animation and virtual reality; and a wide range of CAD and CAE services. The 3DV video camera captures a frame or movie in three-dimensional mode, with each pixel having the Z (depth or distance from the viewer) dimension. The camera allows the building of a 3D image and its manipulation at a high frame rate. It is an all-in-one unit (video = color + depth), requiring significantly less CPU power than other 3D systems, and its design makes it simple to carry and operate.

         Rafael Development Corporation (RDC) is a business development company owned by Rafael, a division of the Israeli Ministry of Defense, and an investment company controlled by Discount Investment Corporation, PEC Israel Economic Corporation and Elron Electronic Industries (Nasdaq: ELRNF). RDC's mission is to apply Rafael's proven technologies,


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extensive industrial infrastructure and highly experienced team of scientists, engineers and technicians to commercial applications.

         This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.




Item 7.  Financial Statements and Exhibits

         (a) Financial statements of business acquired: Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Company hereby indicates that the filing of such financial information is impractical and undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by November 3, 1998.

         (b) Pro forma financial information: Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Company hereby indicates that the filing of such financial information is impractical and undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by November 3, 1998.

         (c) Exhibits:

             10.1     -   Investment Agreement dated as of August 6, 1998 by and
                          among the Company, 3DV Systems Ltd. and RDC Rafael
                          Development Corporation Ltd.

             10.2     -   License and Manufacturing Agreement dated
                          as of August 6, 1998 between the Company and 3DV Systems Ltd.

             10.3     -   Memorandum of Understanding dated August 6, 1998
                          between the Company and Imagineering, Ltd.

             10.4     -   License Agreement dated as of August 6, 1998 between
                          the Company and Asahi Optical Co., Ltd.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 4, 1998                VISION-SCIENCES, INC.



                                        By: /s/ James A. Tracy
                                            ------------------------------
                                              James A. Tracy
                                              Vice President, Finance


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                                  EXHIBIT INDEX


Exhibit No.

   10.1*      -    Investment Agreement dated as of August 6, 1998 by and among the Company, 3DV Systems Ltd. and RDC Rafael Development
                   Corporation Ltd.

   10.2*      -    License and Manufacturing Agreement dated as of August 6,
                   1998 between the Company and 3DV Systems Ltd.

   10.3*      -    Memorandum of Understanding dated August 6, 1998 between
                   the Company and Imagineering, Ltd.

   10.4*      -    License Agreement dated as of August 6, 1998 between the
                   Company and Asahi Optical Co., Ltd.


----------

* Confidential treatment requested as to certain portions, which portions have been deleted and filed separately with the Securities and Exchange Commission.




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